Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

November 28, 2025

Board of Directors

Jet.AI Inc.

10845 Griffith Peak Dr., Suite 200

Las Vegas, Nevada 89135

Re:	Registration Statement on Form S-1

Dear Board of Directors:

We have acted as counsel to Jet.AI Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering by the Company of $4,000,000 of (i) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase shares of Common Stock (the “Pre-funded Warrant Shares”) (in each case, including Shares, and Pre-Funded Warrants of which may be sold pursuant to the exercise of an over-allotment option granted by the Company to the underwriters). The Shares and the Pre-funded Warrants will be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and the representative of the several underwriters to be named therein.

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement (including the exhibits thereto) and related prospectus, (ii) originals or copies, certified or otherwise identified to our satisfaction, of the Company’s organizational documents and such other corporate records of the Company, (iii) resolutions of the Company’s board of directors related to the offer and sale of the Shares and the Pre-funded Warrants, (iv) the form of Underwriting Agreement, (v) the form of Pre-funded Warrant, and (vi) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2.	The Pre-funded Warrants have been duly authorized by the Company and, when delivered and paid for in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company.

3.	The Pre-funded Warrant Share have been duly authorized for issuance and, when issued and delivered against payment therefor upon the exercise of the Pre-funded Warrant, in accordance with the terms therein, will be validly issued, fully paid and non-assessable.

We express no opinion with respect to the enforceability of any agreement or instrument or any provision thereof (i) to the extent such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws) or general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (ii) providing for specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is sought in a proceeding in equity or at law), (iii) providing for indemnification or contribution, which provisions may be limited by federal and state securities laws or policies underlying such laws, (iv) requiring any waiver of stay or extension laws, diligent performance or other acts which may be unenforceable under principles of public policy or (v) providing for a choice of law, jurisdiction or venue. We have assumed that such agreements, instruments or provisions are enforceable.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the Securities to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The forgoing opinion is limited to the Delaware General Corporation Law, and as to the Pre-funded Warrants, constituting valid and legally binding obligations of the Company, the laws of the State of New York, as such laws presently exist and to the facts as they presently exist. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Securities Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very Truly Yours,

/s/ Dykema Gossett PLLC
Dykema Gossett PLLC